EXHIBIT 99.1
For more information:
Carole Herbstreit (414) 438-6882
Brady Corporation names Stephen Millar President — Brady Asia-Pacific
MILWAUKEE (March 30, 2011)—Brady Corporation (NYSE:BRC), a world leader in identification solutions, announced today that Stephen Millar has been named President — Brady Asia-Pacific, effective April 1, 2011. Millar, 50, will be responsible for the growth and development of all Brady business across the Asia-Pacific region, with operations in Australia, China, Japan, Korea, Taiwan, Hong Kong, Malaysia, Thailand, Singapore, India and the Philippines.
Millar joined Brady Australia in 1999 and served as managing director until 2008. Under his leadership, Brady’s base business in Australia nearly tripled and four acquisitions were completed to further grow Brady’s presence in Australia. In 2008, Millar joined Brady America’s leadership team as vice-president and general manager responsible for its portfolio of people identification, medical and education businesses. In 2010, he returned to Asia in the newly created role of MRO director for the region. Prior to joining Brady, Millar served in a variety of leadership positions in Australia and New Zealand with GNB Technologies, a global manufacturer of automotive and industrial batteries. He holds a Bachelor of Commerce and Administration degree from Victoria University of Wellington, New Zealand, and is a member of the Institute of Chartered Accountants of New Zealand.
“Stephen’s impressive track record of profitable growth and his knowledge of our business and people in Asia make him the perfect choice to lead the next wave of growth in the Asia Pacific region, including executing our strategy to expand our MRO product lines and strengthening our OEM business in the region,” said Frank M. Jaehnert, Brady president and chief executive officer.
“I’m excited about this opportunity to lead Brady’s Asia Pacific team and I’m looking forward to continuing to strengthen our business in the region,” said Millar. “We have a well-established footprint throughout the region, with strong and passionate business leaders, and a committed team of employees driving for growth every day.”
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 6,600 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2010 sales were approximately $1.26 billion. In fiscal 2010, the Asia-Pacific region accounted for 26 percent of Brady’s sales. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2010. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.